BEAR, STEARNS FUNDING, INC.
                               245 Park Avenue
                          New York, New York 10167

                              COMMITMENT LETTER

                                   May 10, 1999

Mr. Raymond Petersen
c/o Joel Simmons
Cohen Financial
Two North LaSalle Street
Chicago, IL 60602

              Re: Inland Real Estate Portfolio (the "Properties"); Loan Number: 25489
Dear Sirs:

     Reference is made to that certain Letter of Application (the "Application") dated as of March 17, 1999 between Inland Real Estate Corporation ("Inland") and Bear Stearns Commercial Mortgage, Inc. ("BSCMI") and the proposed multi-property financing described therein (the "Loan"). All capitalized terms not defined herein shall have the meanings ascribed to them in the Application. All references herein to "Borrower" shall mean Inland Real Estate BSCI LLC which shall be a Single Purpose Entity as required by the Application.

     This commitment letter shall confirm the agreement of Bear, Stearns Funding, Inc. ("Lender") to provide, and Borrower to accept, the financing contemplated by the Application on the terms and conditions set forth herein and in the Application. This commitment letter and the Application (which Application is attached hereto as Exhibit A) are hereinafter collectively referred to as the "Commitment" and all terms and conditions of the Application are incorporated herein by reference for purposes of originating the Loan; provided , however that the following terms in the Application are hereby amended as follows: (i) the Spread (as defined in the Application) shall be 150 basis points, and (ii) the Term (as defined in the Application ) shall be 5 years. The Loan Amount set forth in the Application is a maximum Loan Amount and may be reduced in accordance with the terms of the Application, Minimum Debt Service Coverage section, using an actual debt service constant of 7.11%. The determination of the Rate in accordance with the procedures set forth herein shall hereinafter be referred to as "Rate Lock".

     This Commitment has been issued on the basis of certain information supplied by you to Lender and Lender's underwriting, market due diligence and site inspections.

A.   Closing Requirements

     This Commitment and the consummation of the Loan transaction are conditioned upon (i) the completion by Lender and Lender's Counsel (hereinafter defined) of such due diligence investigations with respect to Borrower, Inland (as defined herein) and the Properties as Lender and Lender's Counsel shall deem appropriate, and (ii) the execution and delivery by Borrower of definitive documentation relating to the Loan acceptable to Lender and Borrower. All such conditions must be satisfied in a manner reasonably acceptable to Lender.

B.   Due Diligence

     Lender's due diligence investigations shall include, but not be limited to, the receipt and review of the following items, each of which will be obtained at the expense of Borrower and submitted to Lender in sufficient time for Lender to adequately evaluate its acceptability, and each of which shall be in form and substance reasonably satisfactory to
Lender: (i) a current title report for each Property and a UCC, judgment and lien search with respect to Borrower and each Property (each of which shall include copies of all exceptions and other items referred to therein); (ii) a survey for each Property certified to Lender by a licensed surveyor acceptable to Lender; (iii) intentionally deleted; (iv) all leases, occupancy agreements, management agreements and reciprocal operating agreements for each Property including all amendments and guarantees thereof (provided; however, Lender acknowledges that it has reviewed the leases delivered to date for underwriting purpose but has not completed its legal due diligence on such leases, which shall be performed by Lender's Counsel); (v) estoppel certificates of not less than 75% of the gross leasable area of each Property (provided; however, in the event that Borrower exercises reasonable commercial efforts to deliver such estoppels certificates to Lender, Lender agrees that the failure or inability of Borrower to deliver to Lender the estoppels required hereby shall be waived by Lender for Closing so long as an estoppel certificate is delivered for each single occupancy Property and Borrower provides Borrower's certificates (and which may be blanket for all spaces below 7,500 square feet) with respect to the estoppels Lender has not received by Closing) and a commercially reasonable number of subordination agreements from tenants under the leases and, as designated by Lender, a commercially reasonably number of estoppels from parties under any reciprocal easement agreements; (vi) intentionally deleted; (vii) evidence of property, casualty and liability insurance with respect to each Property and Borrower (including, if required, flood and earthquake insurance); (viii) commercially reasonable evidence of the compliance of each Property with applicable law; (ix) copies of all organizational documents of Borrower and certificates of good standing from applicable governmental authorities with respect to Borrower; (x) evidence of the availability of all utility service at each Property; (xi) opinions of Borrower's counsel with respect to Borrower, and the loan documentation;
(xii) commercially reasonable evidence of the absence of material litigation adversely affecting Borrower, Inland or any Property; and
(xiii) certificates and affidavits of Borrower and Inland with respect to certain of the above items and (xiv) such other items as Lender may reasonably request. In addition, Borrower shall, at its expense, cause Lender to receive, at the closing of the Loan, a lender's title insurance policy for each Property.

C.   Loan Documentation

     The definitive documentation for the Loan shall include a promissory note, loan agreement, cash management agreement, environmental indemnity agreement, indemnity agreement, assignment of management agreement and, for each Property, a first deed of trust or mortgage and security agreement, an assignment of leases and rents, UCC financing statements, and, if required by Lender, an asbestos operations and maintenance agreement (collectively, the "Loan Documents").

D.   Lender's Counsel

     The Loan documentation shall be prepared, and certain of the due diligence investigations outlined above shall be conducted, by Cadwalader, Wickersham & Taft, special counsel for Lender ("Lender's Counsel") and, to the extent deemed necessary and proper by Lender and Lender's Counsel, local counsel in the State in which the Property is located.

E.   Default Rate; Late Charge

     The Loan Documents shall provide that upon the occurrence of any default, the Loan shall bear interest at a default rate equal to the lesser of the maximum rate permitted by law and 3% in excess of the stated interest rate for the Loan. In the event any monthly payment under the Loan becomes overdue, a late charge of five cents ($.05) for each dollar of the amount overdue shall become due and payable to Lender.

F.   Assignment by Lender

     Borrower acknowledges that Lender may assign all or any part of its interest hereunder and its rights granted herein, after the closing of the Loan. The Loan Documents will include provisions permitting Lender to freely transfer the servicing for, or all or a portion of its rights in, the Loan and shall require Borrower to cooperate (as described in the Application) in connection with any such transfer, without material cost to Borrower. Borrower acknowledges that, without limiting the circumstances in which Lender may transfer the Loan, Lender may transfer the Loan in connection with a securitization involving the Loan and other assets.

G.   No Assignment by Borrower

     Borrower may not assign, transfer or encumber any of its rights pursuant to this Commitment, directly or indirectly. Any attempt to make such an assignment, transfer or encumbrance shall render such assignment, transfer or encumbrance null and void ab initio.

H.   Representations and Warranties

     1.   Leases and Rent Rolls

          Borrower represents to Lender that (i) it has previously provided to Lender (a) true, correct and complete counterpart executed copies of all leases with tenants at the Property (and all amendments and supplements thereto and agreements collateral thereto including, but not limited to, any guarantees thereof) (collectively, the "Leases"), and (b) a true, complete and correct rent roll of the Property as of the date set forth thereon (the "Rent Roll"), (ii) to Borrower's knowledge, the information set forth in the Rent Roll remains true, complete and correct as of the date hereof, (iii) it has neither provided nor received any notices of default with respect to the Leases, except as previously disclosed ;(iv) except as noted on the Rent Roll, it knows of no default of the landlord or the tenants under the Leases, and (v) it has not been notified, in writing or otherwise, by any tenant of the discontinuance of or intent to discontinue its operations at the Property, except as previously disclosed or in connection with the anticipated termination of certain leases. The standard form of lease must be reasonably satisfactory to Lender. All Leases and the identity of all tenants and guarantors thereunder must be consistent with the information set forth in the Rent Roll and satisfactory to Lender. The Loan Documents shall also provide that all security deposits under all leases shall be segregated, as required by law.

          Borrower shall promptly notify Lender of any facts or circumstances which result in a change to the information set forth in the Rent Roll. At the closing of the Loan, Borrower shall deliver to Lender (i) to Borrower's knowledge, a rent roll for each Property dated as of the Closing Date (the "Closing Rent Roll") which shall be consistent in form to the Rent Roll and (ii) a certification of Borrower that the Closing Rent Roll and all Leases theretofore provided to Lender by Borrower are true, correct and complete in all respects. All changes shown on the Closing Rent Roll to the facts and circumstances shown on the Rent Roll must be reasonably satisfactory to Lender.

     2.   Operating Statements

          Borrower represents that, to its knowledge, all operating statements, balance sheets and profit and loss statements, federal and state income tax returns, tenant sales figures, budgets, site plans and leasing plans, and all other statements, reports and information regarding the Properties previously delivered to Lender are true, complete and correct in all material respects.

     3.   No Litigation

          Except as previously disclosed, Borrower represents to Lender that there is no action, suit or proceeding, or any governmental investigation or any arbitration, in each case pending or, to the knowledge of Borrower, threatened against Borrower, Inland, any principal of Borrower or the Properties before any governmental or administrative body, agency or official.

     4.   No Adverse Change

          On the Closing Date, Borrower shall certify to Lender whether and to which extent there has been a material adverse change in the occupancy of any Property or the business, financial condition or results of operations of Borrower, any principal of Borrower, (including Inland) and/or the Property from that shown on the rent rolls, financial statements and reports referred to above. Any such material adverse change must be acceptable to Lender. In connection with such certification, Borrower shall provide, to the extent available, updated or current financial statements, occupancy reports, tenant sales reports, and other reports or information regarding Borrower, Inland and the Properties as Lender may reasonably request.

I.   Rate Lock

     The Rate and the Loan Amount shall be determined by Lender pursuant to the terms of a rate lock agreement ("Rate Lock Agreement") or an extended rate lock agreement (an "Extended Rate Lock Agreement") between Borrower and Lender in form satisfactory to Lender. Lender shall have the right to condition Rate Lock upon the satisfaction of any conditions set forth herein for the consummation of the Loan.

J.   Costs

     Lender hereby acknowledges that Borrower has deposited with Lender an amount equal to $80,000.00 (the "Expense Deposit"). This Expense Deposit is in addition to the $94,500.00 previously delivered for third party costs and expenses. Borrower agrees to pay all recording fees and taxes and other customary and reasonable closing costs and all out-of-pocket costs and expenses (including, but not limited to, legal fees and disbursements) incurred by Lender in connection with the proposed Loan to the extent such costs and expenses exceed the sums paid by Borrower on the date hereof or have not otherwise been paid by Borrower on or before the date hereof. Lender shall pay the fees in connection with the Agreed Upon Procedures. The Costs are further described in the Application.

K.   Waiver

     All approvals of or waivers by Lender in respect of any of the terms, conditions or requirements of this Commitment must be in writing. No waiver with respect to any condition, breach or other matter shall extend to or be taken in any manner whatsoever to affect any other condition, breach or matter or affect Lender's rights resulting therefrom.

L.   Brokers

     By countersigning below, Borrower agrees to pay, and to indemnify and hold Lender harmless from any and all loss, cost or expense arising from, the claims of any brokers or anyone claiming a right to any fees in connection with the financing of the Property. Borrower represents to Lender that it has not contracted with, nor does it know of, any broker other than Cohen Financial or Inland Mortgage Corp. who has participated in the application for the Loan or the transactions contemplated by this Commitment. Lender shall pay an origination fee to Cohen Financial at the closing of the Loan. The provisions of this paragraph shall survive the closing of the Loan and/or the termination of this Commitment.

M.   Termination

     Lender may, at its option exercised by written notice to Borrower at its address shown above, terminate this Commitment, if any of the following events occurs:

     (a) any sale, transfer, pledge, encumbrance or assignment of the Borrower's interest in the Property or of any equitable or beneficial ownership interests to the Borrower;

     (b) the occupancy of the Properties or the business, financial condition or results of operations of Borrower, any principal of Borrower, the Properties or any tenant of the Properties suffers any material adverse change;

     (C) whether or not covered by insurance, any material damage, destruction or alteration occurs with respect to the improvements located upon the Properties;

     (d) Borrower materially breaches any provision contained in this Commitment, which remain uncured at Closing;

     (e) Borrower has made any representation or warranty to Lender which was untrue or false when made in a material respect or which becomes untrue or false in a material respect;

     (f) any materially condemnation proceedings are pending or threatened against any part of any Property;

     (g) any petition of bankruptcy, insolvency or reorganization is filed by or against Borrower or any tenant of any Property, which is material;

     (h) the failure of any condition precedent to the consummation of the Loan, which remains uncured at Closing; or

     (i) the termination of any Rate Lock Agreement or Extended Rate Lock Agreement. Borrower may elect to terminate the Extended Rate Lock, provided Lender is fully reimbursed for any costs associated with the maintenance and termination of any hedging transaction.

Notwithstanding the above, if a Termination event can be cured by the removal of a Property (limited to two Properties overall), Lender will remove the Property or, if consented to by Borrower, reduce the Loan Amount in an amount reasonably determined by Lender.

Delay in the exercise of Lender's right to terminate this Commitment upon the occurrence of any of the above events shall not be construed as a waiver of such right. The failure of Lender to act in any such event shall not be construed as a waiver of its right to act with respect to any subsequent event of a similar nature. Upon termination as set forth above, all of Lender's obligations pursuant to this Commitment shall cease and be of no further force and effect whatsoever and Lender shall allow the Third Party Reports to be certified to Borrower after receipt of Lender's standard release letter. Borrower shall not have a claim against Lender with respect to the content of the Third Party Reports.

N.   Additional Terms and Conditions

     Borrower shall assign to Lender as additional collateral all escrows, security deposits and master lease agreements existing with respect to any Property including those escrows at Park Center Plaza and Baytowne.

O.   Miscellaneous

     Borrower hereby waives any right which it may have to a trial by jury in any action brought on this Commitment or in any way connected with or related to the Loan. Each of Lender and Borrower hereby agrees that any legal proceeding relating to this Commitment or the transactions contemplated hereby (including Rate Lock) shall be maintained in a state or United States court of competent jurisdiction sitting in the City, State and County of New York, as Lender shall elect. Lender and Borrower hereby consent and submit themselves to the jurisdiction of the state and United States courts of New York for the purposes of the adjudication of such legal proceedings. The interpretation and enforcement of the parties' rights and obligations under this Commitment and the Loan shall be governed by New York law without giving effect to principles of conflicts of law.

     Time shall be of the essence with respect to all dates and time periods set forth in this Commitment and any Rate Lock Agreement or Extended Rate Lock Agreement.

     This Commitment may be signed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Borrower agrees that Lender shall be released from any conditions and obligations to close the Loan except as contemplated in this Commitment.

     The provisions of this Commitment cannot be waived or modified unless such wavier or modification is in writing and signed by both Borrower and Lender. This Commitment is for the benefit only of the parties hereto and no third party shall have any interest herein or in the proceeds of the Loan. This Commitment sets forth the entire agreement between Borrower and Lender, and all other agreements shall be deemed to have merged herewith.

P.   Expiration; Extension

     Notwithstanding anything contained herein to the contrary, this Commitment shall terminate on and be of no further force and effect at 2:00 p.m. on May 28, 1999 unless sooner terminated pursuant to the Extended Rate Lock Agreement.

     The expiration date of this Commitment may only be extended by a written instrument executed by Lender and Borrower specifically providing for such extension. Borrower acknowledges and agrees that no course of dealing among Lender, Borrower and their respective counsel (including due diligence investigations or the negotiation or exchange of draft or final executed loan documents) prior to or after such expiration date shall constitute an extension of such expiration date or otherwise form the basis of any claim against Lender.

Q.   Satisfaction of Requirements

     Borrower and Lender have cooperated diligently to approve the form and substance of both the items to be delivered to Lender and the Loan Documents in order to satisfy the conditions precedent to the closing of the Loan, as more particularly set forth in Paragraphs A, B, C, D and N hereof. Lender has approved such items subject to (i) in instances in which Lender has approved copies of final documents, the delivery of the original documents, (ii) in instances in which Lender approved the form of final documents, the delivery of executed originals of such documents,
(iii) in the case of the Loan Documents, the insertion of the applicable interest rate and monthly payment amount, (iv) in the case of title insurance policies, delivery of agreed upon pro forma policies in form and substance reasonably acceptable to Lender.

R.   Acceptance

     If the above terms and conditions are acceptable to you, please sign this Commitment in the space provided below and return the same to Lender together with your check for the Expense Deposit and any other sums due and payable at Commitment prior to 5:00 p.m. on May 10, 1999. Your failure to comply with the instructions set forth in the preceding sentence shall result in this Commitment becoming null and void and of no further force or effect.

                                   Very truly yours,
                                   BEAR, STEARNS FUNDING, INC.

                                   By: /s/ J. Christopher Hoeffel
                                       Name: J. Christopher Hoeffel
                                       Title: Vice President

AGREED TO AND ACCEPTED THIS
10th DAY OF May, 1999

INLAND REAL ESTATE CORPORATION

By: Roberta S. Matlin
    Name: Roberta S. Matlin
    Title: Vice President